UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

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☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

HIPPO HOLDINGS INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Hippo Holdings Inc.

150 Forest Ave. Palo Alto, CA 94301

July     , 2022

Fellow Stockholders:

You are cordially invited to attend a Special Meeting of Stockholders (the “Special Meeting”) of Hippo Holdings Inc. on Wednesday, August 31, 2022 at 10:00 a.m. (Central Time). In light of continuing uncertainty in connection with the COVID-19 pandemic, the Special Meeting will be a completely virtual meeting, which will be conducted via live webcast.

The Notice of Special Meeting of Stockholders and Proxy Statement on the following pages describe the matters to be presented at the Special Meeting. Please see the section called “Who can attend the Special Meeting?” on page 1 of the Proxy Statement for more information about how to attend the meeting online.

Whether or not you attend the Special Meeting online, it is important that your shares be represented and voted at the Special Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating, and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you decide to attend the Special Meeting, you will be able to vote online, even if you have previously submitted your proxy.

Thank you for your support.

Sincerely,

/s/ Assaf Wand Assaf Wand Executive Chairman of the Board

Hippo Holdings Inc.

150 Forest Ave.

Palo Alto, CA 94301

Notice of Special Meeting of Stockholders

Wednesday, August 31, 2022

10:00 a.m. Central Time

The Special Meeting of Stockholders (the “Special Meeting”) of Hippo Holdings Inc., a Delaware corporation (the “Company”), will be held at 10:00 a.m. Central time on Wednesday, August 31, 2022. In light of continuing uncertainty in connection with the COVID-19 pandemic, the Special Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Special Meeting online and submit your questions during the meeting by visiting www.proxydocs.com/HIPO and entering your control number included on your proxy card or on the instructions that accompanied your proxy materials.

The business of the Special Meeting will be to:

1.

Approve the proposal to amend the Company’s Certificate of Incorporation to (a) effect a reverse stock split of the Company’s common stock at a ratio in the range of 1-for-20 to 1-for-30, such ratio to be determined by the board of directors, or a committee of the board of directors, and included in a public announcement and (b) reduce the number of authorized shares of capital stock of the Company by a corresponding proportion (the “Reverse Stock Split Proposal”); and

2.	Approve the adjournment of the Special Meeting to a later date or dates, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Reverse Stock Split Proposal.

Holders of record of our common stock as of the close of business on July 18, 2022 are entitled to notice of and to vote at the Special Meeting, or any continuation, postponement, or adjournment of the Special Meeting. A complete list of such stockholders will be open to examination by any stockholder for a period of ten days prior to the Special Meeting for a purpose germane to the meeting by sending an email to Cliff Gallant, VP of Investor Relations, at investors@hippo.com, stating the purpose of the request and providing proof of ownership of Company stock. The list of these stockholders will also be available during the Special Meeting after entering the control number included on your proxy card or on the instructions that accompanied your proxy materials. The Special Meeting may be continued or adjourned from time to time without notice other than by announcement at the Special Meeting.

It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Special Meeting online, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date, and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Special Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Special Meeting if you desire to do so, as your proxy is revocable at your option.

If you have any questions concerning the Special Meeting, please contact MacKenzie Partners, Inc., our proxy solicitor, at 1-800-322-2885.

By Order of the Board of Directors,

/s/ Tracy Bowden Tracy Bowden
General Counsel and Secretary
Palo Alto, California
July , 2022

HIPPO HOLDINGS INC.

150 Forest Ave.

Palo Alto, CA 94301

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Hippo Holdings Inc. (the “Board”) of proxies to be voted at a Special Meeting of Stockholders to be held on Wednesday, August 31, 2022 (the “Special Meeting”), at 10:00 a.m. Central time, and at any continuation, postponement, or adjournment of the Special Meeting. In light of continuing uncertainty in connection with the COVID-19 pandemic, the Special Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Special Meeting online and submit your questions during the meeting by visiting www.proxydocs.com/HIPO and entering your control number included on your proxy card or on the instructions that accompanied your proxy materials.

Holders of record of shares of our common stock, $0.0001 par value per share, as of the close of business on July 18, 2022 (the “Record Date”), will be entitled to notice of and to vote at the Special Meeting and any continuation, postponement, or adjournment of the Special Meeting. As of the Record Date, there were 571,749,575 shares of common stock outstanding and entitled to vote at the Special Meeting. Each share of common stock is entitled to one vote on any matter presented to stockholders at the Special Meeting.

This proxy statement will be released on or about August 1, 2022 to our stockholders on the Record Date.

In this proxy statement, “Hippo,” “Company,” “we,” “us,” and “our” refer to Hippo Holdings Inc.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 31, 2022:

The Proxy Statement is available electronically at

www.proxydocs.com/HIPO

Proposals

At the Special Meeting, our stockholders will be asked:

1.

To approve the proposal to amend the Company’s Certificate of Incorporation to (a) effect a reverse stock split of the Company’s common stock at a ratio in the range of 1-for-20 to 1-for-30, such ratio to be determined by the Board, or a committee of the Board, and included in a public announcement and (b) reduce the number of authorized shares of capital stock of the Company by a corresponding proportion (the “Reverse Stock Split Proposal”); and

2.

To approve the adjournment of the Special Meeting to a later date or dates, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Reverse Stock Split Proposal (the “Adjournment Proposal”).

Recommendations of the Board

The Board recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by the proxies will be voted, and the Board of Directors recommends that you vote:

•	FOR the Reverse Stock Split Proposal; and

•	FOR the Adjournment Proposal.

HIPPO HOLDINGS INC.

Proxy Statement

i

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Who is entitled to vote at the Special Meeting?

The Record Date for the Special Meeting is July 18, 2022. You are entitled to vote at the Special Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Special Meeting. Each outstanding share of common stock is entitled to one vote for all matters before the Special Meeting. At the close of business on the Record Date, there were 571,749,575 shares of common stock outstanding and entitled to vote at the Special Meeting.

What is the difference between being a “record holder” and holding the shares in “street name”?

A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

Am I entitled to vote if my shares are held in street name?

Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in street name. If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. You must follow the instructions from your bank or brokerage firm in order for your shares to be voted. If your shares are held in street name, and you would like to vote your shares online at the Special Meeting, you must request and obtain a valid proxy from your bank or broker that gives you the right to vote the shares at the Special Meeting.

How many shares must be present to hold the Special Meeting?

A quorum must be present at the Special Meeting for any business to be conducted. The presence at the Special Meeting in person or by remote communication, or represented by proxy, of the holders of a majority in voting power of the stock issued and outstanding and entitled to vote will constitute a quorum.

Who can attend the Special Meeting?

As part of our effort to maintain a safe and healthy environment for our directors, members of management, and stockholders who wish to attend the Special Meeting, in light of continuing uncertainty in connection with the COVID-19 pandemic, Hippo has decided to hold the Special Meeting entirely online. You may attend and participate in the Special Meeting by visiting the following website: www.proxydocs.com/HIPO. To attend and participate in the Special Meeting, you will need the control number included on your proxy card. If your shares are held in street name and you wish to attend the Special Meeting, you should follow the instructions that accompanied your proxy materials. The meeting webcast will begin promptly at 10:00 a.m. Central time. We encourage you to access the meeting prior to the start time. Online check-in will begin promptly at 9:45 a.m. Central time, and you should allow ample time for the check-in procedures.

What if a quorum is not present at the Special Meeting?

If a quorum is not present at the scheduled time of the Special Meeting, the person presiding over the Special Meeting is authorized by our Bylaws to adjourn the meeting, without the vote of stockholders.

What does it mean if I receive more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

How do I vote?

Stockholders of Record. If you are a stockholder of record, you may vote:

•	by Internet – you can vote over the internet at www.proxydocs.com/HIPO by following the instructions on the proxy card;

•	by Telephone – you can vote by telephone by calling (866) 670-1140 and following the instructions on the proxy card;

•	by Mail – you can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail; or

•	Electronically at the Special Meeting – if you attend the Special Meeting online, you will need the control number included on your proxy card to vote electronically during the meeting.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern time, on August 30, 2022. To participate in the Special Meeting, including to vote via the Internet or by telephone, you will need the control number included on your proxy card.

Whether or not you expect to attend the Special Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Special Meeting. If you submit your proxy, you may still decide to attend the Special Meeting and vote your shares electronically.

Beneficial Owners of Shares Held in Street Name. If your shares are held in street name through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. If your shares are held in street name, and you would like to vote your shares online at the Special Meeting, you must request and obtain a valid legal proxy from your bank or broker that gives you the right to vote the shares at the Special Meeting.

Can I change my vote after I submit my proxy?

Yes.

If you are a stockholder of record, you may revoke your proxy and change your vote:

•	by submitting a duly executed proxy bearing a later date;

•	by granting a subsequent proxy through the Internet or telephone;

•	by giving written notice of revocation to the Secretary of Hippo prior to the Special Meeting; or

•	by voting online at the Special Meeting.

Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Special Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote online at the Special Meeting.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker.

Who will count the votes?

A representative of Mediant Communications Inc., our inspector of election, will tabulate and certify the votes.

What if I do not specify how many shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are indicated on pages 10-11 of this proxy statement, as well as with the description of each proposal in this proxy statement.

Will any other business be conducted at the Special Meeting?

We know of no other business that will be presented at the Special Meeting.

Why hold a virtual meeting?

As part of our effort to maintain a safe and healthy environment for our directors, members of management and stockholders who wish to attend the Special Meeting, in light of continuing uncertainty in connection with the COVID-19 pandemic, we believe that hosting a virtual meeting is in the best interest of the Company and its stockholders. A virtual meeting also enables increased stockholder attendance and participation because stockholders can participate from any location around the world. You will be able to attend the Special Meeting online and submit your questions by visiting www.proxydocs.com/HIPO. You will also be able to vote your shares electronically at the Special Meeting by following the instructions above.

What if during the check-in time or during the Special Meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the Special Meeting. If you encounter any difficulties accessing the virtual-only Special Meeting platform, including any difficulties voting or submitting questions, you may call the technical support number that will be posted in an instructional email delivered one hour prior to the meeting’s commencement.

Will there be a question and answer session during the Special Meeting?

As part of the Special Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted online either during or prior to the meeting that are pertinent to the Company and the meeting matters, as time permits. Only stockholders that have accessed the Special Meeting by following the procedures outlined above in “Who can attend the Special Meeting?” will be permitted to submit questions during the Special Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are not relevant to the business of the Company or the Special Meeting or questions that are out of order or not otherwise suitable for the conduct of the Special Meeting as determined by the person presiding over the Special Meeting or Secretary, in their reasonable judgment.

Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Special Meeting webpage for stockholders that have accessed the Special Meeting by following the procedures outlined above in “Who can attend the Special Meeting?”.

How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?

Proposal	Votes Required	Effect of abstentions and broker non-votes
Proposal 1: The Reverse Stock Split Proposal	Must receive “FOR” votes from at least a majority of outstanding shares	Abstentions will have the effect of a vote “AGAINST” Broker non-votes are not expected on this proposal

Proposal 2: The Adjournment Proposal	Must receive “FOR” votes from the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes)	No effect

What is a “vote withheld” and an “abstention” and how will votes withheld and abstentions be treated?

An “abstention” represents a stockholder’s affirmative choice to decline to vote on a proposal.

What are broker non-votes, and do they count for determining a quorum?

Generally, broker non-votes occur when shares held by a broker in street name for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. We believe that the Reverse Stock Split Proposal and the Adjournment Proposal would be considered “routine” matters under the applicable rules, and therefore your bank or broker will have discretion to vote your shares on these matters in the absence of timely direction from you. However, we understand that certain brokers have elected not to vote even on “routine” matters without your voting instructions. If your bank or broker has made this decision and you do not provide voting instructions, no vote will be cast with respect to your shares, which will have the effect of a vote against the Reverse Stock Split Proposal. Accordingly, we urge you to direct your bank or broker how to vote your shares by returning your voting materials as instructed or by obtaining a proxy from your bank or broker in order to vote your shares in person at the Special Meeting. Broker non-votes count for purposes of determining whether a quorum is present.

Where can I find the voting results of the Special Meeting?

We plan to announce preliminary voting results at the Special Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC after the Special Meeting.

PROPOSAL NO. 1

THE REVERSE STOCK SPLIT PROPOSAL

Our Board has approved and recommended that our stockholders approve the amendment of the Company’s Certificate of Incorporation to (a) effect a reverse stock split of the Company’s common stock at a ratio in the range of 1-for-20 to 1-for-30 (the “Ratio Range”), such ratio to be determined by the Board, or a committee of the Board, and included in a public announcement (the “Reverse Stock Split”), and (b) reduce the number of authorized shares of capital stock of the Company by a corresponding proportion (the “Authorized Share Reduction,” and together with the Reverse Stock Split, the “Reverse Stock Split Proposal”). On June 27, 2022, the Board unanimously adopted a resolution approving the Reverse Stock Split Proposal and directing that it be submitted to our stockholders for approval. If this proposal is approved, the Board, or an authorized committee thereof, in its sole discretion, will have the authority to decide whether to implement the Reverse Stock Split and the Authorized Share Reduction and the exact ratio of the split within the Ratio Range, if they are to be implemented. If the Board or an authorized committee thereof decides to implement the Reverse Stock Split, then the Reverse Stock Split will be implemented along with the Authorized Share Reduction, and both will become effective upon the filing of the amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Date”). If the Reverse Stock Split and the Authorized Share Reduction are implemented, then the number of issued and outstanding shares of common stock or shares of common stock held by the Company as treasury stock would be reduced in accordance with the exchange ratio selected by the Board, or a committee of the Board, within the Ratio Range (the “Final Ratio”). In addition, the total number of authorized shares of capital stock will be reduced proportionate to the Reverse Stock Split from their current totals of 2,000,000,000 shares of common stock and 10,000,000 shares of preferred stock, respectively, to (a) between 100,000,000 and 66,666,667 shares of common stock and (b) between 500,000 and 333,334 shares of preferred stock. The form of certificate of amendment to the Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction is attached as Appendix A to this Proxy Statement. If the Reverse Stock Split and the Authorized Share Reduction are implemented, then we will communicate to the public, prior to the Effective Date, information regarding the Reverse Stock Split and the Authorized Share Reduction, including the Final Ratio.

The Board, in its sole discretion, may elect not to implement the Reverse Stock Split and the Authorized Share Reduction. However, the Board believes that having the authority to take such an action is an important proactive step to maintain and build stockholder value.

Purpose and Background of the Reverse Stock Split Proposal

The Board’s primary objective in proposing the Reverse Stock Split is to raise the per share trading price of the Company’s common stock. On July 19, 2022, the Company received a notice from the New York Stock Exchange (“NYSE”) that the Company is not in compliance with NYSE continued listing standards because the average closing price of the Company’s common stock was less than $1.00 per share over a consecutive 30- trading day period. Pursuant to the NYSE’s continued listing standards, the Company has six months following receipt of the notice to regain compliance with the minimum share price requirements, with the possibility of extension at the discretion of the NYSE. In order to regain compliance, on the last trading day in any calendar month during the cure period, the Company’s common stock must have: (i) a closing price of at least $1.00 per share; and (ii) an average closing price of at least $1.00 per share over the 30 trading day period ending on the last trading day of such month. The Company’s failure to regain compliance during this period could result in delisting.

The Board believes that the continued listing of our common stock on the NYSE is beneficial for our stockholders and that the anticipated increased market price of the Company’s common stock that may result from the Reverse Stock Split may enhance the Company’s ability to regain compliance with the NYSE’s minimum share price requirements for continued listing. If the NYSE were to delist the Company’s common stock for any reason, it would negatively impact our reputation and, as a consequence, our business, and would likely decrease the liquidity and market price of our common stock; the number of investors willing to hold or acquire our common stock; our ability to access equity markets, issue additional securities and obtain additional financing in the future; and our ability to provide equity incentives to our employees. The Board also believes that the anticipated increased market price of the Company’s common stock that may result from the Reverse Stock Split may encourage investor interest and improve the marketability of the common stock to a broader range of investors. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. The closing sale price of our common stock on July 18, 2022, was $0.83 per share.

The purpose of seeking stockholder approval of exchange ratios within the Ratio Range (rather than a fixed exchange ratio) is to provide the Company with the flexibility to achieve the desired results of the Reverse Stock Split. If the stockholders approve this proposal, then the Board or an authorized committee thereof, in its sole discretion, would effect the Reverse Stock Split and the Authorized Share Reduction only upon the determination by the Board or an authorized committee thereof that such action would be in the best interests of the Company and our stockholders at that time. If the Board, or an authorized committee thereof, were to effect the Reverse Stock Split and the Authorized Share Reduction, then the Board or such committee would set the Effective Date and select the Final Ratio. No further action on the part of stockholders would be required to either implement or abandon the Reverse Stock Split and the Authorized Share Reduction. If the stockholders approve the proposal, and the Board or an authorized committee thereof determines to effect the Reverse Stock Split and the Authorized Share Reduction, we would communicate to the public, prior to the Effective Date, additional details regarding the Reverse Stock Split and the Authorized Share Reduction, including the Final Ratio selected by the Board or an authorized committee thereof. The Board reserves its right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split and the Authorized Share Reduction if, at any time prior to the filing of the certificate of amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware, it determines, in its sole discretion, that this proposal is no longer in the best interests of the Company and our stockholders.

The Reverse Stock Split Proposal is not being proposed in response to any effort of which we are aware to accumulate shares of our outstanding common stock or obtain control of the Company, nor is it a plan by management to recommend such actions to our Board or our stockholders.

Material Effects of Reverse Stock Split Proposal

The Board believes that the Reverse Stock Split will increase the price level of the Company’s common stock in order to, among other things, enhance the Company’s ability to regain compliance with the minimum stock price requirements for continued listing on the NYSE and generate interest in the Company among investors, and in particular institutional investors that have investment policies that prohibit investment in lower-priced securities. The Board cannot predict, however, the effect of the Reverse Stock Split upon the market price for the Company’s common stock, and the history of similar reverse stock splits for companies in like circumstances is varied. The market price per share of the Company’s common stock after the Reverse Stock Split may not rise in proportion to the reduction in the number of shares of common stock outstanding resulting from the Reverse Stock Split, or remain at an increased level for any period, which would reduce the market capitalization of the Company. Also, there is no assurance that the market price per share of the common stock would not decline below the anticipated stock price following the Reverse Stock Split or that the trading price would remain above the threshold required for continued listing on the NYSE. The market price of the Company’s common stock may also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding, the effect of which the Board cannot predict. In addition, the fewer number of shares of common stock that will be available to trade will possibly cause the trading market of the Company’s common stock to become less liquid, which could have an adverse effect on the price of the Company’s common stock.

The Reverse Stock Split will affect all stockholders of the Company uniformly and will not affect any stockholder’s percentage ownership interests or proportionate voting power, except to the extent that the Reverse

Stock Split results in any stockholders owning a fractional share. No fractional shares shall be issued in connection with the Reverse Stock Split. Shareholders who otherwise would be entitled to receive fractional shares of common stock will be entitled to receive cash (without interest or deduction) from the Company’s transfer agent in lieu of such fractional share interests upon the submission of a transmission letter by a stockholder holding the shares in book-entry form and, where shares are held in certificated form, upon the surrender of the stockholder’s stock certificates, in an amount equal to the product obtained by multiplying (a) the closing price per share of the common stock as reported on the NYSE as of the Effective Date, by (b) the fraction of one share owned by the stockholder. The principal effect of the Reverse Stock Split will be that the number of shares of common stock issued and outstanding will be reduced from 571,749,575 shares as of July 18, 2022 by the Ratio Range of 1-for-20 to 1-for-30 shares, depending on the Final Ratio chosen by the Board or an authorized committee thereof.

In addition, all outstanding options, warrants, restricted stock and restricted stock units (collectively, the “Outstanding Equity Rights”), entitling the holders thereof to acquire, through purchase, exchange or otherwise, shares of common stock will enable such holders to acquire upon exercise of their respective Outstanding Equity Rights that number of shares of common stock, as applicable, as adjusted based on the Final Ratio, which such holders would have been able to purchase upon exercise or conversion, as and to the extent applicable, of their respective Outstanding Equity Rights immediately preceding the Reverse Stock Split, at an exercise price or conversion rate, as and to the extent applicable, equal to the exercise price or conversion rate, as applicable, specified before the reverse split, as adjusted by the Final Ratio, resulting in the same aggregate price being required to be paid upon exercise or conversion thereof immediately preceding the Reverse Stock Split.

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions in “round lots” of even multiples of 100 shares.

The Reverse Stock Split will not affect the par value of the Company’s common stock. As a result, on the Effective Date, the present value of the stated capital on the Company’s balance sheet attributable to the common stock will be reduced based on the Final Ratio, and the additional paid-in capital account will be increased with the amount by which the stated capital is reduced. The per share net loss and net book value of the common stock will be retroactively increased for each period because there will be fewer shares of common stock outstanding.

Authorized Share Reduction

In connection with the Reverse Stock Split, the Board also believes it is in the best interests of our stockholders to decrease, in proportion to the Final Ratio, the number of shares of capital stock the Company is authorized to issue. The Board believes that effecting the Authorized Share Reduction in connection with the Reverse Stock Split will maintain alignment with market expectations regarding the number of authorized shares of capital stock in comparison to the number of shares issued or reserved for issuance and ensure that the Company does not have what some stockholders might view as an unreasonably high number of authorized shares of common stock that are unissued or reserved for issuance following the Reverse Stock Split.

We are currently authorized under our Certificate of Incorporation to issue up to a total of 2,010,000,000 shares of capital stock, comprised of 2,000,000,000 shares of common stock and 10,000,000 shares of preferred stock. If the Board or an authorized committee thereof decides to implement the Reverse Stock Split, then the Reverse Stock Split will be implemented along with the Authorized Share Reduction upon the Effective Date. Upon the Effective Date, the Reverse Stock Split will be implemented as set forth above, and the total number of authorized shares of capital stock of the Company will be reduced in accordance with the Final Ratio and proportionate to the Reverse Stock Split from their current totals of 2,000,000,000 shares of common stock and 10,000,000 shares of preferred stock, respectively, to (a) between 100,000,000 and 66,666,667 shares of common stock and (b) between 500,000 and 333,334 shares of preferred stock, respectively. The form of certificate of amendment to the Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction is attached as Appendix A to this Proxy Statement.

Procedure for Effecting Reverse Split and Authorized Share Reduction

If the Reverse Stock Split Proposal is approved by the Company’s stockholders, and the Board or an authorized committee thereof determines it is in the best interests of the Company and our stockholders to effect the Reverse Stock Split and the Authorized Share Reduction, then the Reverse Stock Split and the Authorized Share Reduction would become effective at such time as the certificate of amendment to the Certificate of Incorporation, the form of which is attached as Appendix A to this Proxy Statement, is filed with the Secretary of State of the State of Delaware.

As soon as practicable after the Effective Date, stockholders will be notified that the Reverse Stock Split has been effected. Continental Stock Transfer & Trust Company, LLC, the Company’s transfer agent, will act as exchange agent for purposes of implementing the exchange. Stockholders whose shares are held by a brokerage firm, bank or other similar organization do not need to take any action with respect to the exchange. These shares will automatically reflect the new quantity of shares based on the Reverse Stock Split. However, these brokerage firms, banks or other similar organizations may have different procedures for processing the Reverse Stock Split, and stockholders whose shares are held by a brokerage firm, bank or other similar organization are encouraged to contact their brokerage firm, bank or other similar organization. Certain registered holders of our common stock hold some or all of their respective shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of our common stock. Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action to receive whole shares of post-Reverse Stock Split common stock because the exchange will be automatic.

Fractional Shares

The Company will not issue fractional shares for post-Reverse Stock Split shares in connection with the Reverse Stock Split. Shareholders who otherwise would be entitled to receive fractional shares of common stock will be entitled to receive cash (without interest or deduction) from the Company’s transfer agent in lieu of such fractional share interests upon the submission of a transmission letter by a stockholder holding the shares in book-entry form and, where shares are held in certificated form, upon the surrender of the stockholder’s stock certificates, in an amount equal to the product obtained by multiplying (a) the closing price per share of the common stock as reported on the NYSE as of the Effective Date, by (b) the fraction of one share owned by the stockholder. The ownership of a fractional share interest will not give the holder any voting, dividend or other rights, except to receive the above-described cash payments.

Criteria to Be Used for Decision to Proceed with the Reverse Stock Split and the Authorized Share Reduction

If the stockholders approve the Reverse Stock Split Proposal, then the Board or an authorized committee thereof will be authorized to proceed with the Reverse Stock Split and the Authorized Share Reduction. In determining whether to proceed with the Reverse Stock Split and the Authorized Share Reduction and setting the Final Ratio, if any, the Board or an authorized committee thereof will consider a number of factors, including NYSE listing requirements, market conditions, existing and expected trading prices of the Company’s common stock, and actual or forecasted results of operations.

No Dissenter’s Rights

Under the General Corporation Law of the State of Delaware, stockholders will not be entitled to dissenter’s rights with respect to the Reverse Stock Split Proposal, and the Company does not intend to independently provide stockholders with any such right.

Certain Material U.S. Federal Income Tax Considerations

The following is a summary of certain material U.S. federal income tax consequences of the Reverse Stock Split to stockholders that hold their shares of common stock as capital assets for U.S. federal income tax purposes. This summary is based upon the provisions of the U.S. Internal Revenue Code (the “Code”) Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect as of the date hereof, and all of which are subject to change and differing interpretations, possibly with retroactive effect. Changes in these authorities or their interpretation may result in the U.S. federal income tax consequences of the Reverse Stock Split differing substantially from the consequences summarized below.

This summary is for general information purposes only and does not address all aspects of U.S. federal income taxation that may be relevant to stockholders in light of their particular circumstances, including the impact of the alternative minimum tax, the Medicare surtax on net investment income or the special tax accounting rules under Section 451(b) of the Code, or to stockholders that may be subject to special tax rules, including, without limitation: (i) banks, insurance companies, or other financial institutions; (ii) tax-exempt organizations; (iii) dealers in securities or commodities; (iv) regulated investment companies or real estate investment trusts; (v) partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes and their partners or members); (vi) traders in securities that elect to use the mark-to-market method of accounting; ( vii) persons whose “functional currency” is not the U.S. dollar; (viii) persons holding our common stock in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (ix) persons who acquired our common stock in connection with employment or the performance of services; (x) retirement plans; (xi) persons who are not U.S. Holders (as defined below); or (xii) certain former citizens orlong-term residents of the United States. In addition, this summary of certain material U.S. federal income tax consequences does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction or any U.S. federal tax consequences other than U.S. federal income taxation (such as U.S. federal estate and gift tax consequences). If a partnership (including any entity or arrangement treated as a partnershipfor U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the tax consequences to them of the Reverse Stock Split.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (the “IRS”) regarding the U.S. federal income tax consequences of the Reverse Stock Split and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge.

EACH STOCKHOLDER SHOULD CONSULT ITS TAX ADVISORS WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH STOCKHOLDER.

This summary addresses only stockholders that are U.S. Holders. For purposes of this discussion, a “U.S. Holder” is any beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (i) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (ii) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. Assuming the Reverse Stock Split qualifies as a “recapitalization” for U.S. federal income tax purposes, then, except as described below with respect to cash received in lieu of fractional shares, a stockholder should not recognize gain or loss as a result of the Reverse Stock Split. A stockholder’s aggregate tax basis in the shares of the common stock received pursuant to the Reverse Stock Split should equal the stockholder’s aggregate tax basis in the shares of the common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our common stock), and such stockholder’s holding period in the shares of the common stock received should include the holding period of the shares of the common stock surrendered. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered pursuant to the Reverse Stock Split to shares of common stock received pursuant to the Reverse Stock Split. Stockholders holding shares of common stock that were acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A stockholder who receives cash in lieu of a fractional share of common stock should be treated as first receiving such fractional share and then receiving cash in redemption of such fractional share. A stockholder who receives cash in lieu of a fractional share in the Reverse Stock Split should recognize capital gain or loss equal to the difference between the amount of the cash received in lieu of the fractional share and the portion of the stockholder’s adjusted tax basis allocable to the fractional share. Stockholders should consult their tax advisors regarding the tax effects to them of receiving cash in lieu of fractional shares based on their particular circumstances.

A stockholder may be subject to information reporting with respect to any cash received in exchange for a fractional share interest in a new share in the Reverse Stock Split. Stockholders who are subject to information reporting and who do not provide a correct taxpayer identification number and other required information (such as by submitting a properly completed IRS Form W-9) may also be subject to backup withholding at the applicable rate. Any amount withheld under such rules is not an additional tax and may be refunded or credited against the stockholder’s U.S. federal income tax liability, provided that the required information is properly furnished in a timely manner to the IRS.

OUR BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO (A) EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK AT A RATIO IN THE RANGE OF 1-FOR-20 TO 1-FOR-30, SUCH RATIO TO BE DETERMINED BY THE BOARD, OR A COMMITTEE OF THE BOARD, AND INCLUDED IN A PUBLIC ANNOUNCEMENT AND (B) REDUCE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK OF THE COMPANY BY A CORRESPONDING PROPORTION.

PROPOSAL NO. 2

THE ADJOURNMENT PROPOSAL

The Company is asking its stockholders to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Reverse Stock Split Proposal.

Vote Required; Recommendation of the Board

The approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes).

THE BOARD RECOMMENDS A VOTE “FOR” THE ADJOURNMENT PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to holdings of our common stock by (i) stockholders who beneficially owned more than 5% of the outstanding shares of our common stock, (ii) each of our directors and named executive officers, and (iii) all of our executive officers and directors as a group, as of July 11, 2022, unless otherwise indicated.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise.

We have based our calculation of the percentage of beneficial ownership on 571,749,575 shares of common stock outstanding as of July 11, 2022.

Name and Address of Beneficial Owner (1)	Number of Shares of Hippo Holdings Common Stock	+60 Days Vested	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% or Greater Stockholders
Fifth Wall Ventures, L.P. and affiliates (2)	51,812,546	—	51,812,546	9.06%
LEN FW INVESTOR, LLC and affiliates (3)	77,189,421	—	77,189,421	13.50%
Mitsui Sumitomo Insurance Co., Ltd (4)	39,555,425	—	39,555,425	6.92%
Bond Capital Fund, LP and affiliate (5)	30,003,193	—	30,003,193	5.25%
Named Executive Officers and Directors
Assaf Wand (6)	32,384,660	5,732,519	38,117,179	6.67%
Richard McCathron (7)	2,834,518	1,213,187	4,047,705	*
Stewart Ellis (8)	3,466,917	286,610	3,753,527	*
Amy Errett	—	—	—	—
Eric Feder (9)	125,000	—	125,000	*
Lori Dickerson Fouche	—	—	—	—
Hugh R. Frater (10)	1,076,362	—	1,076,362	*
Noah Knauf (11)	167,213	—	167,213	*
Sam Landman	11,813	—	11,813	—
Sandra Wijnberg (12)	117,000	141,981	258,981	*
Ran Harpaz (13)	2,152,272	305,907	2,458,179	*
Simon Fleming-Wood	41,933	949,551	991,484	*
All executive officers and directors as a group	42,377,688	8,629,755	51,007,443	8.92%

*	Less than one percent
(1)	Unless otherwise noted, the business address of each of those listed in the table above is c/o Hippo Holdings Inc., 150 Forest Avenue, Palo Alto, California 94301.
(2)

Based solely on a Schedule 13G filed with the SEC on August 12, 2021 and a Form 4 filed with the SEC on April 12, 2022. Consists of 51,812,546 shares of common stock, of which (i) 25,974,574 are shares of common stock directly held by Fifth Wall Ventures SPV IV, L.P., (ii) 229,302 are common stock directly held by Fifth Wall Ventures SPV XVII, L.P. and (iii) 25,608,670 are shares of common stock directly held by Fifth Wall Ventures, L.P. Fifth Wall Ventures GP, LLC is the general partner of Fifth Wall Ventures SPV XVII, L.P., Fifth Wall Ventures SPV IV, L.P. and Fifth Wall Ventures, L.P., each a Delaware limited partnership (the “Subsidiary Funds”). Fifth Wall Ventures Management, L.P. serves as the sole manager of Fifth Wall Ventures GP, LLC. Fifth Wall Ventures Management GP, LLC is the general partner of Fifth

Wall Ventures Management, L.P. Each of Fifth Wall Ventures GP, LLC, Fifth Wall Ventures Management, L.P. and Fifth Wall Ventures Management GP, LLC expressly disclaims beneficial ownership of the shares held by each Subsidiary Fund. Each Subsidiary Fund expressly disclaims ownership of any shares held by any other Subsidiary Fund. Fifth Wall Ventures SPV IV, L.P. has granted LEN FW Investor, LLC an irrevocable voting proxy in respect of the shares referred to in clause (i) herein, which are held directly by Fifth Wall Ventures SPV IV L.P. The address of the above persons and entities is 6060 Center Drive, Los Angeles, California 90045.
(3)

Based solely on a Schedule 13D/A filed with the SEC on April 12, 2022. Consists of 77,189,421 shares of Hippo Holdings common stock, as to which (i) 51,465,797 are common stock held directly by LEN FW Investor, LLC and (ii) 25,723,624 are common stock held directly by Fifth Wall Ventures SPV IV L.P. Fifth Wall Ventures SPV IV, L.P. has granted LEN FW Investor, LLC an irrevocable voting proxy in respect of the shares referred to in clause (ii) herein, which are held directly by Fifth Wall Ventures SPV IV L.P. Because LEN FW Investor, LLC has agreed not to vote with regard to more than 9.99% of the voting securities of Hippo Holdings, and LEN FW Investor, LLC directly owns or has voting power with regard to more than 9.99% of Hippo Holdings common stock, LEN FW Investor, LLC denies beneficial ownership of the shares as to which it holds an irrevocable proxy to the extent they would increase LEN FW Investor, LLC’s voting power above 9.99%. Eric Feder is currently a member of our board of directors and an officer of the parent of LEN FW Investor, LLC. The address of the above persons and entities is 700 Northwest 107th Avenue, Miami, Florida 33172.

(4)	Based solely on a Schedule 13D filed with the SEC on August 12, 2021. Mitsui Sumitomo Insurance Co., Ltd.’s address is 9, Kanda-Surugadai 3-chome, Chiyoda-Ku, Tokyo, Japan.
(5)

Based solely on a Schedule 13D filed with the SEC on February 9, 2022. Consists of 29,962,810 shares of common stock beneficially owned by BOND Capital Fund, LP and 40,383 shares of Common Stock beneficially owned by BOND Capital Founders Fund, LP, all of which are held of record by BOND Capital Fund, LP as nominee for BOND Capital Fund, LP and BOND Capital Founders Fund, LP (together, the “BOND Funds”). The general partner of the Bond Funds is BOND Capital Associates, LLC. Noah Knauf, a member of our board of directors, is a managing member of BOND Capital Associates, LLC and shares voting and dispositive power over the shares held for the account of the BOND Funds. The address of each of the BOND Funds is 100 The Embarcadero, San Francisco, California 94105.

(6)

Consists of (i) 38,117,179 shares of common stock, of which approximately 17,151,793 shares are held by Mr. Wand and 15,232,867 shares are held by Mr. Wand as trustee of a trust, and (ii) approximately 5,732,519 shares of common stock issuable pursuant to Hippo options, all of which are held directly by Mr. Wand.

(7)

Consists of (i) 4,047,705 shares of Hippo Holdings common stock, of which approximately 2,834,518 shares are held by Mr. McCathron and (ii) 1,213,187 shares of common stock issuable pursuant to Hippo options.

(8)

Consists of (i) 3,753,527 shares of common stock, of which approximately 3,466,917 shares are held by Mr. Ellis and 258,375 shares are held by Mr. Ellis as trustee of a trust, and (ii) approximately 286,610 shares of common stock issuable pursuant to Hippo options, all of which are held directly by Mr. Ellis.

(9)	125,000 shares of common stock are held under Beep Investment LLC, all of which is own by Eric Feder.
(10)	Consists of 1,076,362 shares of common stock, all of which are held by Mr. Frater as trustee of a trust.
(11)	Noah Knauf, a member of our board of directors, is a managing member of BOND Capital Associates, LLC and shares voting and dispositive power over the shares held for the account of the BOND Funds.
(12)

Consists of (i) 258,179 shares of common stock, of which approximately 117,000 shares are held by Mrs. Wijnberg as trustee of a trust and (ii) 141,981 shares of common stock issuable pursuant to Hippo options

(13)	Consists of (i) 2,458,179 shares of common stock, of which approximately 2,152,272 shares are held by Mr. Harpaz and (ii) 305,907 shares of common stock issuable pursuant to Hippo options.

STOCKHOLDERS’ PROPOSALS

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2023 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) must submit the proposal to our Secretary at our offices at 150 Forest Ave. Palo Alto, CA 94301 in writing not later than December 29, 2022. In connection with the 2023 Annual Meeting of Stockholders, we intend to file a proxy statement and a WHITE proxy card with the Securities and Exchange Commission (the “SEC”) in connection with our solicitation of proxies for that meeting.

Stockholders intending to present a proposal at the 2023 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s Annual Meeting. Therefore, we must receive notice of such a proposal or nomination for the 2023 Annual Meeting of Stockholders no earlier than February 8, 2023 and no later than March 10, 2023. The notice must contain the information required by the Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2023 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 8, 2023, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2023 Annual Meeting and not later than the 90th day prior to the 2023 Annual Meeting or, if later, the 10th day following the day on which disclosure of the date of such meeting is made by us. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules (once they become effective), stockholders who intend to solicit proxies in support of director nominees other than Hippo’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 9, 2023.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

OTHER MATTERS

Our Board is not aware of any matter to be presented for action at the Special Meeting other than the matters referred to above and does not intend to bring any other matters before the Special Meeting.

SOLICITATION OF PROXIES

The accompanying proxy is solicited by and on behalf of our Board, whose Notice of Special Meeting of Stockholders is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers, and other employees who will not be specially compensated for these services. In addition, we have engaged MacKenzie Partners, Inc. (“MacKenzie”) to assist in the solicitation of proxies and provide related advice and informational support, for which MacKenzie will receive a services fee not expected to exceed $20,000, plus reasonable and customary disbursements. We will also request that brokers, nominees, custodians, and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians, and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.

APPENDIX A

FORM OF AMENDMENT TO CERTIFICATE OF INCORPORATION

Article IV of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of capital stock that the Corporation shall have authority to issue is [#]. The total number of shares of Common Stock that the Corporation is authorized to issue is [#], having a par value of $0.0001 per share, and the total number of shares of Preferred Stock that the Corporation is authorized to issue is [#], having a par value of $0.0001 per share.

Upon the filing and effectiveness (the “Effective Time”) pursuant to the Delaware General Corporation Law of this Certificate of Amendment to the Certificate of Incorporation of the Corporation, each [#] shares of Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. Shareholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive cash (without interest or deduction) from the Corporation’s transfer agent in lieu of such fractional share interests upon the submission of a transmission letter by a stockholder holding the shares in book-entry form and, where shares are held in certificated form, upon the surrender of the stockholder’s Old Certificates (as defined below), in an amount equal to the product obtained by multiplying (a) the closing price per share of the Common Stock as reported on the New York Stock Exchange as of the date of the Effective Time, by (b) the fraction of one share owned by the stockholder. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.

P.O. BOX 8016, CARY, NC 27512-9903	YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
INTERNET
Go To: www.proxypush.com/HIPO
• Cast your vote online
• Have your Proxy Card ready
• Follow the simple instructions to record your vote
PHONE Call 1-866-670-1140
• Use any touch-tone telephone
• Have your Proxy Card ready
• Follow the simple recorded instructions
MAIL
• Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided

You must register to attend the virtual annual meeting by 5:00PM ET on August 30, 2022 at www.proxydocs.com/HIPO

Hippo Holdings Inc.

Special Meeting of Stockholders

For Stockholders of record as of July 18, 2022

TIME:	Wednesday, August 31, 2022 10:00 AM, Central Time

PLACE:	Special Meeting to be held live via the Internet - please visit

www.proxydocs.com/HIPO for more details.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints John Doe and Jane Doe (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Hippo Holdings Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Hippo Holdings Inc.

Special Meeting of Stockholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1 AND 2

	PROPOSAL		YOUR VOTE		BOARD OF DIRECTORS RECOMMENDS

		FOR	AGAINST	ABSTAIN

1.	Approve the proposal to amend the Company’s Certificate of Incorporation to (a) effect a reverse stock split of the Company’s common stock at a ratio in the range of 1-for-20 to 1-for-30, such ratio to be determined by the board of directors, or a committee of the board of directors, and included in a public announcement and (b) reduce the number of authorized shares of capital stock of the Company by a corresponding proportion (the “Reverse Stock Split Proposal”); and				FOR

2.	Approve the adjournment of the Special Meeting to a later date or dates, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Reverse Stock Split Proposal.				FOR

You must register to attend the virtual annual meeting by 5:00PM ET on August 30, 2022 at

www.proxydocs.com/HIPO

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date